UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)

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Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

THE HOWARD HUGHES CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(4) and 0-11.

EXPLANATORY NOTE
On May 4, 2022, the Audit Committee of the Board of Directors (the “Audit Committee”) of The Howard Hughes Corporation (the “Company”) approved the engagement of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, and approved the dismissal of Ernst & Young LLP as the Company’s independent registered public accounting firm. The Company filed a Current Report on Form 8-K reporting this change on May 10, 2022.
This Amendment No. 1 to Schedule 14A (“Amendment No. 1”) is being filed to amend Proposal 3 in the Company’s definitive proxy statement filed with the SEC on April 11, 2022 (the “Definitive Proxy Statement”) to reflect the submission of the appointment of KPMG LLP for ratification by the Company’s stockholders. This Amendment No. 1 amends only those items set forth or described below, and all other items in the Definitive Proxy Statement are incorporated herein by reference without changes. To the extent there is any conflict between the terms of this Amendment No. 1 and the Definitive Proxy Statement, this Amendment No. 1 shall control.
CHANGES TO DEFINITIVE PROXY STATEMENT
1.   All references to “Ernst & Young LLP” in the “Notice of 2022 Annual Meeting of Stockholders” and “Questions and Answers Regarding this Proxy Statement and the Annual Meeting” sections of the Definitive Proxy Statement are amended to read “KPMG LLP,” unless the context otherwise requires. All references in the Definitive Proxy Statement to our auditor for the fiscal year ended 2022 are amended to refer to “KPMG LLP” rather than “Ernst & Young LLP.”
2.   Proposal 3 is amended and restated as set forth below.
PROPOSAL 3
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the 2022 fiscal year. SEC regulations and the NYSE corporate governance standards require that the Company’s independent registered public accounting firm be engaged, retained and supervised by the Audit Committee. Although approval or ratification by stockholders of such engagement is not required, the Company is seeking the stockholders’ ratification of the Audit Committee’s selection of KPMG because we believe that allowing stockholders to express their view on the matter is good corporate governance. Any failure of the stockholders to ratify the Audit Committee’s selection of KPMG as the Company’s independent registered public accounting firm would be considered by the Audit Committee in determining whether to engage KPMG.
RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. As described above, the Audit Committee has selected KPMG as the Company’s independent registered public accounting firm for fiscal 2022.
CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Subsequent to the filing of the 2021 Annual Report on Form 10-K for the Company and the Proxy Statement for the Company’s 2022 Annual Meeting of Stockholders, the Audit Committee conducted a competitive process to determine the Company’s independent registered public accounting firm for the 2022 fiscal year. The Audit Committee invited several independent registered public accounting firms, including Ernst & Young, LLP (“EY”), to participate in the process. On May 4, 2022, the Audit Committee approved the dismissal of EY as its independent registered public accounting firm. A representative of EY is not expected to be present at the Annual Meeting.
Effective in 2013, the Company engaged EY as its independent registered public accounting firm. No audit report of EY for the years ended December 31, 2021 or December 31, 2020, and the subsequent interim period through May 4, 2022, contained an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the Company’s two most recent fiscal years and through May 4, 2022, (i) there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of such disagreement in connection with its reports on the financial statements for such periods and (ii) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).
We have furnished the foregoing disclosure to EY.
On May 4, 2022, the Company approved the engagement of KPMG as its new independent registered public accounting firm to act as the principal accountant to audit the Company’s financial statements. During the Company’s two most recent fiscal years ended December 31, 2021 and 2020, and the subsequent interim period through May 4, 2022, neither the Company nor anyone acting on its behalf consulted with KPMG regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, in connection with which either a written report or oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).
We have furnished the foregoing disclosure to KPMG.
Proposal 3 will be approved if the proposal receives the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Abstentions will therefore have the effect of a vote cast against the matter and broker non-votes will have no effect.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table represents the fees for professional services earned by EY for services rendered for the fiscal years ended December 31, 2021 and 2020, respectively:
	2021	2020
Audit Fees(1)	$2,822,680	$2,660,852
Audit-Related Fees(2)	$140,000	$215,000
Tax Fees(3)	$29,865	$127,898
All Other Fees	—	—
Total	$2,992,545	$3,003,750

(1)
Includes fees and expenses primarily for the audit of the Company’s consolidated financial statements included in the Form 10-K, including the audit of the effectiveness of the Company’s internal control over financial reporting, and the reviews of the Company’s consolidated financial statements included in the Forms 10-Q, as well as comfort letters and consents. 2020 Audit Fees include $193,000 for amounts billed following the date of the 2021 annual meeting proxy statement.

(2)
Includes fees for the audits of certain joint ventures and wholly owned subsidiaries of the Company.

(3)
Includes fees for services related to tax compliance, tax advice and tax planning.

PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee’s policy is to require the pre-approval of all audit and non-audit services provided to the Company by its independent registered public accounting firm (except for items exempt from pre-approval requirements under applicable laws and rules) to assure that the provision of such services does not impair the firm’s independence. All audit and non-audit services were pre-approved by our Audit Committee in accordance with the pre-approval requirements set forth in its charter.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 26, 2022
This Amendment No. 1, the Definitive Proxy Statement, and the Company’s Annual Report for the fiscal year ended December 31, 2021 are available at www.proxyvote.com or in the “Investors” section of our website at www.howardhughes.com.